UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

XBIOTECH INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347

(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

8201 E Riverside Dr. Bldg 4, Ste 100 Austin, Texas (Address of principal executive offices)	78744 (Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(c) Appointment of a New Officer

On June 8, 2015, XBiotech Inc. (the "Company") announced the appointment of Kelly R. Thornburg as the Senior Vice President of Operations at the Company. Mr. Thornburg, age 52, has more than 30 years of pharmaceutical operations experience to the Company, the prior 16 years spent at Amgen, Inc. ("Amgen"). In his last position at Amgen, Mr. Thornburg served as the Executive Director, Quality Site Head at Amgen from July 2013 to May 2015. In this role, Mr. Thornburg managed all aspects of Amgen's quality function at its manufacturing facilities in Colorado, providing oversight for two protein drug substance manufacturing plants and GMP warehouse facilities. From February 2012 to June 2013, Mr. Thornburg served as the Executive Director, Quality Control where he managed the quality control laboratory function of the Amgen Manufacturing Limited site in Juncos, Puerto Rico. From May 2010 until February 2012, Mr. Thornburg was Executive Director Product Quality at Amgen in Colorado with responsibilities for product specifications, technology transfer for commercial and clinical products, comparability protocols, supporting commissioning of a new fill finish manufacturing facility, and authoring CMC sections for regulatory filings.

Pursuant to Mr. Thornburg's employment letter agreement ("employment letter") with the Company, Mr. Thornburg has been employed on an at-will basis and will receive an annual base salary of $315,000. Mr. Thornburg is also entitled to an annual bonus of 20% of his base salary providing satisfactory performance. Also included in the agreement, Mr. Thornburg will receive compensation for various relocation expenses, totaling $92,000. In addition on June 8, 2015 (the "Grant Date"), Mr. Thornburg was awarded options to purchase 70,368 shares of the Company's common stock at an exercise price of $20.93 per share (which is equal to the closing market price on June 8, 2015) pursuant to the Company's 2005 Incentive Stock Option Plan. Such options will vest 1/3 per year on June 8 of 2016, 2017 and 2018. The options will expire ten years after the Grant Date. Mr. Thornburg is also eligible to participate in all employee benefits plans from time to time in effect for the Company's other senior executive officers.

There are no family relationships between Mr. Thornburg and any of the Company's officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. Mr. Thornburg has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Compensatory Arrangements of Certain Officers

Effective as of June 8, 2015, the Company and Kelly R. Thornburg entered into the employment letter described above under Item 5.02(c) of this Current Report on Form 8-K. The description of this employment letter set forth above in Item 5.02(c) is hereby incorporated herein by reference.

The foregoing description of the employment letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the employment letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1        Employment Letter dated as of June 8, 2015 by XBiotech Inc. and Kelly R. Thornburg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XBiotech Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2015	XBIOTECH INC.

By: /s/ John Simard
John Simard
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Letter, dated as of June 8, 2015, by and between XBiotech Inc. and Kelly R. Thornburg